Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form S-1 of The Great American Food Chain, Inc., of our report dated December 20, 2011 on our audits of the consolidated financial statements of The Great American Food Chain, Inc. as of December 31, 2010 and 2009, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the twelve months periods then ended and the period from re-entry into the development stage (January 1, 2008) through December 31, 2010.  We also consent to the use on Form S-1 of The Great American Food Chain, Inc., of our report dated December 20, 2011 on our audits of the combined financial statements of Amici Restaurants, Inc., Amici Pizza Co., Inc., and Amici Franchising, LLC as of December 31, 2010 and 2009, and the related statements of operations, equity (deficit) and cash flows for the twelve months periods then ended, and the reference to us under the caption “Experts.”

/s/ M&K CPAS, PLLC
Houston, Texas
February 3, 2012